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                                                                   Exhibit 10.33

                             DEMAND NOTE AGREEMENT

               (Fixed or Floating Rate, Canadian or U.S. Dollars)


Date:  September 12, 1996

     In consideration of First Chicago NBD Bank, Canada (the "Bank") providing the Borrower with a demand loan facility (the "Loan Facility") in the principal amount of up to CDN $7,500,000.00, Seven Million, Five Hundred Thousand and 00/100 Dollars in lawful currency of Canada (or its equivalent in other currencies approved by the Bank), the Borrower agrees (and each of them, if more than one, jointly and severally agrees) with the Bank as follows:

            5. The Borrower promises to pay to the Bank on demand in accordance with the terms and conditions required by the Bank from time to time at our office all amounts outstanding under the Loan Facility, including principal, which is the aggregate of all advances made, together with interest thereon at the rate of:

            0% per annum above the rates announced from time to time by the Bank as its "Canadian Prime Rate" in the case of Canadian Dollar advances or its "U.S. Prime Rate" in the case of U.S. Dollar advances (the "Note Rate") and at the rate of 3% per annum above the Note Rate after maturity, whether by acceleration or otherwise; or

            such rate or rates as may be agreed to or confirmed in writing by the Bank from time to time.

     Interest shall be calculated monthly in arrears, both before and after maturity, default and judgment, on the daily balance outstanding based on the actual number of days elapsed, divided by 365, in the case of a Canadian Dollar advances, or by 360, in the case of a U.S. Dollar advances, with interest on overdue interest at the same rate as on the principal, and shall be payable on the first day of each month.

     Any change in the Canadian Prime Rate or U.S. Prime Rate will be effective on the date such change is established without notice by the Bank to the Borrower. On the date hereof, Canadian Prime Rate is 5.75% per annum and U.S. Prime Rate is 8.25% per annum.

            6. The Borrower authorizes the Bank, but the Bank is not obliged, from time to time to debit the account or accounts maintained by the Borrower with the Bank form time to time (collectively, the "Account") with the amount of interest accrued and unpaid by the Borrower and any other fees or charges of any kind.


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            7.     Provided that the Bank has not demanded payment of any
amount outstanding under the Loan Facility, or has not terminated this agreement, the Borrower may borrow, repay and reborrow up to the amount available under the Loan Facility at any time and from time to time in the following manner:

                   a. The Borrower will advise and direct the Bank as to the individual amounts the Borrower wishes to borrow, repay or reborrow under the Loan Facility

                                       OR

                   b. The Borrower authorizes the Bank, daily or otherwise as and when determined by the Bank from time to time, to ascertain the position or net position (as the case may be) between the Borrower and the Bank in respect of the Account and that

                   i. if such position is a credit in favor of the Borrower, the Bank will apply the amount of such credit or any part thereof, rounded to the nearest integral amount established by the Bank from time to time, as a repayment of the Loan Facility, and the Bank will debit the Account with the amount of such repayment, and

                   ii   if such position or net position is a debit in favor of
            the Bank, the Bank will make an advance under the Loan Facility of such amount, rounded to the nearest integral amount established by the Bank from time to time, as is required to place the Account in such credit or net credit position as has been agreed between the Borrower and the Bank from time to time.

      provided that at no time shall the balance owing exceed the amount of the Loan Facility.

            8. The Bank shall maintain on the books of its unit of account, accounts and records evidencing the outstanding principal amount of the loan of the Bank to the Borrower under the Loan Facility together with any interest in respect thereof. The Bank shall maintain a record of the amount of the balance, each advance, and each payment of principal and interest on account of the loan. The Bank's accounts and records constitute in the absence of manifest error prima facie evidence of the indebtedness of the Borrower to the Bank under the Loan Facility.

            9. Where a statement of account for the Account is to be rendered by the Bank, it is agreed that:

                    a. the Borrower will verify the correctness and completeness of each statement of account received from the Bank.

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                    b.    if a statement of account and relevant vouchers are
not received on or before the 10th day after the end of the cycle agreed on for their preparation, the Borrower shall notify the Bank in writing not later than 5 days thereafter.

                    c. the Borrower shall within 30 days and not thereafter following the end of the cycle agreed on for the statement of account preparation, notify the Bank in writing, at the branch of account for the Account, of any alleged omissions from or inaccurate entries in the Account as so stated.

                    d. at the end of the said 30 days, the statement of account for the Account as kept by the Bank shall be conclusive evidence without any further proof that, provided that this shall not apply with respect to any credits to the Account made in error, any alleged errors of which the Bank has been so notified or any payments made on forged or unauthorized endorsements, the Account contains all credits that should be contained therein and no debits that should not be contained therein and all the entries therein are correct and, subject to the above exception, the Bank shall be free from all claims in respect of the Account.

            10. The Borrower acknowledges that the terms of this agreement are in addition to and not in substitution for any terms and conditions of any other agreements between the Borrower and the Bank.

            11. This agreement is delivered in Toronto, Ontario and is governed by the laws of the Province of Ontario.


Address:                                    Borrower:

1695 River Road                             SCHAWK CANADA, INC.
Des Plaines, IL  60018

                                            By:/s/ Marie Meisenbach Graul
                                               --------------------------------
                                               Marie Meisenbach Graul Treasurer
                                               (Authorized Signature)


                                            By:
                                               --------------------------------
                                               (Authorized Signature)

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                              CONTINUING GUARANTY


GUARANTY: To induce First Chicago NBD Bank, Canada (the "Bank"), of 161 Bay Street, #4240, Toronto, Ontario M5J 2SI at its option, to make loans, extend or continue credit or some other benefit, including letters of credit and foreign exchange contracts, present or future, direct or indirect, and whether several, joint or joint and several (referred to collectively as "Liabilities"), to

                               SCHAWK CANADA, INC
--------------------------------------------------------------------------------
                               (Name of Borrower)
and its successors (the "Borrower"), and because the undersigned (the "Guarantor") has determined that executing this Guaranty is in its interest and to its financial benefit, the Guarantor absolutely and unconditionally guaranties to the Bank, as primary obligor and not merely as surety, that the Liabilities will be paid when due, whether by acceleration or otherwise. The Guarantor will not only pay the Liabilities, but will also reimburse the Bank for accrued and unpaid interest, and any expenses including reasonable attorneys' fees, that the Bank may pay in collecting from the Borrower or the Guarantor and for liquidating any collateral.

LIMITATION: The Guarantor's obligation under this Guaranty is UNLIMITED, Notwithstanding the foregoing, if these blank lines are completed, regardless of the amount of Liabilities outstanding at any time the Guarantor's obligation under this Guaranty shall not exceed the principal amount of SEVEN MILLION, FIVE HUNDRED THOUSAND and 00/1000 DOLLARS ($7,500,000.00), plus interest, expenses, and fees. Unless otherwise specified below, the Guarantor's obligation shall be payable in U.S. Dollars.

CONTINUED RELIANCE: The Bank may continue to make loans or extend credit to the Borrower based on this Guaranty until it receives written notice of termination from the Guarantor. That notice shall be effective at the opening of the Bank for business on the day after receipt of the notice. If terminated, the Guarantor will continue to be liable to the Bank for any Liabilities created, assumed or committed to at the time the termination becomes effective, and all subsequent renewals, extensions, modifications and amendments of the Liabilities.

SECURITY: As security for the Guaranty, the Guarantor pledges and grants to the Bank a continuing security interest in the following described property and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired ("Collateral"):

1. All securities and other property of the Guarantor in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity):

2. All property or securities declared or acknowledged to constitute security for any past, present or future liability, direct or indirect, of the Guarantor to the Bank;

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3.   All balances of deposit accounts of the Guarantor with the Bank;

4.   The following additional property of the Guarantor________________________

     __________________________________________________________________________


The Bank shall have the right at any time to apply its own debt or liability to the Guarantor in whole or partial payment of this Guaranty or other present or future liabilities, direct or indirect, without any requirement for mutual maturity.

If the Guarantor fails to pay any amount owing under this Guaranty, the Bank shall have all of the rights and remedies provided by law or under any other agreement to liquidate or foreclose on and sell the Collateral, including but not limited to the rights and remedies of a secured party under the Uniform Commercial Code. These rights and remedies shall be cumulative and not exclusive. If the Guarantor is entitled to notice, that requirement will be met if the Bank sends notice at least seven days prior to the date of sale, disposition or other event which requires notice. The proceeds of any sale shall be applied first to expenses, then toward payment of the amount owing under this Guaranty. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designating the capacity of such nominee.

INCORPORATION: (This paragraph applies if the blanks are filled in.) The Guarantor agrees that so long as any Liability remains outstanding, the covenants and events of default set forth in the Agreement dated _____________ 19__ between ____________________________________ and the Guarantor, as amended
(the "Agreement"), are incorporated by reference. Those covenants and events shall remain in force until this Guaranty is no longer in force, notwithstanding any termination of this Agreement.

NEGATIVE PLEDGE: The Guarantor will not allow any lien to exist on any of its property, except liens known to the Bank and existing on the date of this
Guaranty, and new liens which, in aggregate, total less than $   N/A  .
                                                             ---------
For purposes of the following paragraphs, "any collateral" shall include the Guarantor's Collateral and any other collateral securing the Liabilities.

ACTION REGARDING BORROWER: If any monies become available from any source other than the Guarantor that the Bank can apply to the Liabilities, the Bank may apply them in any manner it chooses, including but not limited to applying them against liabilities which are not covered by this Guaranty. The Bank may take any action against the Borrower, any collateral, or any other person liable for any of the Liabilities. The Bank may release the Borrower or anyone else from the Liabilities, either in whole or in part, or release any collateral, and need not perfect a security interest in any collateral. The Bank does not have to exercise any rights that it has against the Borrower or anyone else, or make any effort to realize on any collateral or right of set-off. If the Borrower requests more credit or any other benefit, the Bank may grant it and the Bank may grant renewals, extensions, modifications and amendments of the Liabilities and


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otherwise deal with the Borrower or any other person as the Bank sees fit and as if this Guaranty were not in effect. The Guarantor's obligations under this Guaranty shall not be released or affected by (a) any act or omission of the Bank, (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets, or (c) any change in the composition or structure of the Borrower or Guarantor, including a merger or consolidation with any other person or entity.

NATURE OF GUARANTY: This Guaranty is a guaranty of payment and not of collection. Therefore, the Bank may insist that the Guarantor pay immediately, and the Bank is not required to attempt to collect first from the Borrower, any collateral, or any other person liable for the Liabilities. The obligation of the Guarantor shall be subject to no conditions of any kind, and shall be absolute, regardless of the unenforceability of any provision of any agreement between the Borrower and the Bank, or the existence of any defense, setoff or counterclaim which the Borrower may assert.

OTHER GUARANTORS: If there is more than one Guarantor, their obligations under this Guaranty shall be joint and several. In addition, each Guarantor shall be jointly and severally liable with any other guarantor of the Liabilities. If the Bank elects to enforce its rights against less than all guarantors of the Liabilities, that election shall not release Guarantor from its obligations under this Guaranty. The compromise or release of any of the obligations of any of the other guarantors or the Borrower shall not serve to waive, alter or release the Guarantor's obligations. This Guaranty is not conditioned on anyone else executing this or any other guaranty.

WAIVER OF SUBROGATION: The Guarantor expressly waives any and all right of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security or any other claim (including any claim, as that term is defined in the federal Bankruptcy Code, and any amendments) which the Guarantor may now have or later acquire against the Borrower, any other entity directly or contingently liable for the Liabilities or against the Collateral, arising from the existence or performance of the Guarantor's obligations under this Guaranty.

The Guarantor further agrees that should any payments to the Bank on the Liabilities be in whole or in part invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, this Guaranty and any Collateral shall remain in full force and effect (or be reinstated as the case may be) until payment in full of any such amounts, which payment shall be due on demand.

WAIVERS: The Guarantor waives any right it may have to receive notice of the following matters before the Bank enforces any of its rights: (a) the Bank's acceptance of this Guaranty, (b) any credit that the Bank extends to the Borrower, (c) the Borrower's default, (d) any demand, or (e) any action that the Bank takes regarding the Borrower, anyone else, any collateral, or any


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Liability, which it might be entitled to by law or under any other agreement.
Any waiver shall affect only the specific terms and time period stated in the waiver. The Bank may waive or delay enforcing any of its rights without losing them. No modification or waiver of this Guaranty shall be effective unless it is in writing and signed by the party against whom it is being enforced.

REPRESENTATIONS BY GUARANTOR: Each Guarantor represents: (a) that the execution and delivery of this Guaranty and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority, or any third party; (b) that this Guaranty is a valid and binding agreement, enforceable according to its terms, and (c) that all balance sheets, profit and loss statements, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective % dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Guarantor, if other than a natural person, further represents: (a) that it is duly organized, existing and in good standing under the laws where it is organized; and (b) that the execution and delivery of this Guaranty and the performance of the obligations it imposes (i) are within its powers; (ii) have been duly authorized by all necessary action of its governing body; and (iii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any agreement governing its affairs.

NOTICES: Notice from one party to another relating to this Guaranty shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or facsimile number set forth under its name by any of the following means: a) hand delivery, b) registered or certified mail, postage prepaid, with return receipt requested,
c) first class or express mail, postage prepaid, d) Federal Express, Purolator Courier or like overnight courier service, or e) facsimile, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by first class, registered or certified mail, or on the next business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier. Notwithstanding the foregoing, notice of termination of this Guaranty shall be deemed received only upon the receipt of actual written notice by the Bank in accordance with the paragraph above labelled "Continued Reliance."

LAW AND JUDICIAL FORUM THAT APPLY: This agreement is governed by Michigan law. The Guarantor agrees that any legal action or proceeding against it with respect to any of its obligations under this Guaranty may be brought in any state or federal court located in the State of Michigan, as the Bank in its sole discretion may elect. By the execution and delivery of this Guaranty, the Guarantor submits to and accepts, with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts. The Guarantor waives any claim that the State of Michigan is not a convenient forum or the proper venue for any such suit, action or proceeding.

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FOREIGN CURRENCY:  (This paragraph applies only if the blanks are filled in.)
This Guaranty arises in the context of an international transaction, and the
specification of payment in the following currency     CANADIAN DOLLARS
                                                   ----------------------------
                                                         (Name of Currency)


("Foreign Currency") at      ILLINOIS              ("Conversion Location") is of
                        -------------------------
                            (City and Country)
the essence. The Foreign Currency shall be the currency of account and payments under this Guaranty. The obligation of the Guarantor shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgement or otherwise, to the extent that the amount so paid, on prompt conversion into the Foreign Currency and transfer to the Conversion Location under normal banking procedure, does not yield the amount of Foreign Currency due under this Guaranty.

MISCELLANEOUS: The Guarantor's liability under this Guaranty is independent of its liability under any other guaranty previously or subsequently executed by the Guarantor or any one of them, singularly or together with others, as to all or any part of the Liabilities, and may be enforced for the full amount of this Guaranty regardless of the Guarantor's liability under any other guaranty.
This Guaranty is binding on the Guarantor's heirs, successors and assigns, and will operate to the benefit of the Bank and its successors and assigns. The use of headings shall not limit the provisions of this Guaranty. All discussions and documents arising between this Guaranty and the last guaranty signed by the Guarantor as to the Borrower are merged into this Guaranty.

WAIVER OF JURY TRIAL: The Bank and the Guarantor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Guaranty or any related instrument or agreement, or any of the transactions contemplated by this Guaranty, or any course of conduct, dealing, statement (whether oral or written), or actions of either of them. Neither the Bank nor the Guarantor shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Guarantor except by a written instrument executed by both of them.

Dated:  September 25 , 1996
      ---------------
                                                                      GUARANTOR:
Address:                                  SCHAWK, INC.
                                          -------------------------------------

1695 River Road                           Marie Meisenbach Graul
-------------------------------           -------------------------------------
Des Plaines, IL  60018                    /s/ Marie Meisenbach Graul
-------------------------------           -------------------------------------
                                          Chief Financial Officer and Treasurer
                                          -------------------------------------

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